EXECUTION COPY

No. 1	718,860 Shares

WARRANT TO PURCHASE COMMON STOCK

OF

UNIFY CORPORATION

ISSUED ON JUNE 29, 2010

VOID AFTER 5:30 P.M., EASTERN TIME, ON JUNE 29, 2020

          THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

          FOR VALUE RECEIVED, UNIFY CORPORATION, a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to Hercules Technology II, L.P. or its registered assigns (the “Holder”), under the terms as hereinafter set forth, 718,860 fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Shares”), at a per share purchase price equal to $3.30 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of Warrant Shares to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

     1. Definitions

          a. “Act” has the meaning set forth in the legend above.

          b. “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as such Certificate of Incorporation may be amended, restated or supplemented from time to time.

          c. “Common Stock” has the meaning set forth in the preamble hereto.

          d. “Company” has the meaning set forth in the preamble hereto.

          e. “Dilutive Issuance” has the meaning set forth in Section 7(d) hereof.

          f. “Excluded Securities” means:

               (i) shares of Common Stock, or options to acquire shares of Common Stock, issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company; provided that the Company shall not issue options or other rights (including restricted stock, “phantom stock” or securities convertible into or exchangeable for shares of capital stock) under its 2001 Stock Option Plan, 2002 Director Restricted Stock Plan or any other incentive equity plan approved by the Borrower's stockholders after the date hereof for the purchase or acquisition from the Company of more than 550,000 shares of Common Stock or other equity interests (net of any forfeitures and cancellations and as such number of shares may be increased or decreased to reflect stock splits, reverse stock splits or stock dividends) in the aggregate in any twelve (12) month period, with such first twelve (12) month period to commence on the date of this Warrant;

               (ii) shares of Common Stock, or warrants or options to purchase Common Stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company; and

               (iii) shares of Common Stock issued upon exercise or conversion of any options, warrants or convertible notes of the Company set forth on the capitalization table set forth on Schedule A hereto.

          g. “Expiration Date” means June 29, 2020.

          h. “fair market value” has the meaning set forth in Section 2(a) hereof.

          i. “Fully-Diluted Basis” means, at any given time and without duplication, the aggregate number of Common Stock and Preferred Stock (as such terms are defined in the Certificate of Incorporation) and any other shares of the Company outstanding at such time plus the aggregate number of Common Stock and Preferred Stock and any other shares of the Company issuable (subject to readjustment upon the actual issuance thereof) upon the exercise, conversion or exchange of any option, right, warrant or convertible or exchangeable security outstanding at such time.

          j. “Holder” has the meaning set forth in the preamble hereto.

          k. “Loan Agreement” has the meaning set forth in Section 12 hereof.

          l. “Net Issuance” has the meaning set forth in Section 2(a) hereof.

          m. “New Issuance” means (A) any issuance or sale by the Company of any class of shares of the Company (including the issuance or sale of any shares owned or held by or for the account of the Company) other than Excluded Securities, (B) any issuance or sale by the Company of any options, rights or warrants to subscribe for any class of shares of the Company other than Excluded Securities, or (C) the issuance or sale of any securities convertible into or exchangeable for any class of shares of the Company other than Excluded Securities.

          n. “New Issuance Price” has the meaning set forth in Section 7(d) hereof.

          o. “Transfer Notice” has the meaning set forth in Section 3(b) hereof.

          p. “Warrant” means this Warrant and any subsequent Warrant issued in accordance with the terms hereof.

          q. “Warrant Price has the meaning set forth in the preamble hereto.

          r. “Warrant Shares” means has the meaning set forth in the preamble hereto.

     2. Exercise of Warrant.

          a. Notwithstanding anything to the contrary in this Warrant, this Warrant shall not be exercisable unless and until the Company shall have distributed to the Company's stockholders an information statement, in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended, with respect to the action taken by the Company’s stockholders by written consent approving the issuance of the Warrant Shares and twenty (20) days have elapsed from the date such information statement is first given to the Company’s stockholders. At any time on or after the twenty-first (21st) day following the Company’s distribution of such information statement to its stockholders, the Holder or its assignee may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 13, accompanied by payment in full of the purchase price for the number of the Warrant Shares specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time on the Expiration Date. Payment of the purchase price may be made (i) in cash or certified check or by bank draft in lawful money of the United States of America or (ii) in accordance with the net issuance formula below (“Net Issuance”).

          If the Holder elects the Net Issuance method of payment, then the Company shall issue to Holder upon exercise such number of shares of Common Stock determined in accordance with the following formula:

X =	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder;

Y =	the number of shares of Common Stock with respect to which the Holder is exercising its rights under this Warrant;

A =	the fair market value of one (1) share of Common Stock on the date of exercise; and

B =	the Warrant Price.

          For purposes of the above calculation, “fair market value” shall mean:

(i)
if the Common Stock is listed or traded on the NASDAQ stock market or any United States securities exchange or quoted on any securities quotation service operated by NASDAQ (including the OTC Bulletin Board), the twenty day volume weighted average trading price for the twenty trading days ending on the second trading day prior to the date of exercise; or

(ii)
if at any time the Common Stock is not listed or traded on any United States stock exchange or quoted on any securities quotation service operated by NASDAQ, the fair market value determined in good faith by the Board of Directors of the Company and approved in good faith by the Holder. In the event that the Holder does not accept the valuation determined by the Board, then the Company and the Holder shall, in good faith, select an independent valuation firm mutually acceptable to each of them to conduct a valuation of the price of a Warrant Share. The Holder may elect, in its sole discretion, to receive the number of shares of Common Stock issuable to it upon exercise of this Warrant calculated using the fair market value as determined in good faith by the Board of Directors of the Company. Upon the determination of the independent valuation firm, the Company and the Holder will make adjustments to the issuance of Common Stock based on the determination of such independent valuation firm. The determination of such independent valuation firm shall be conclusive, absent manifest error, as between the Company and the Holder for purposes herein. The Company shall pay all costs and expenses associated with the engagement of the independent valuation firm; provided that a valuation is not required more than once in any given twelve (12) consecutive month period. If at any time there will be more than one Holder, then any determination of the fair market value, made with respect to a Holder, shall apply to all the Holders, unless any party proves that a material change in the valuation of the Company has occurred since the valuation was determined.

          b. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company.

          c. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which, for purposes of this Section 2(c), shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

     3. Disposition of Warrant Shares and Warrant.

          a. The Holder hereby acknowledges that (i) this Warrant and any Warrant Shares purchased pursuant hereto are, as of the date hereof, not registered: (A) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, (ii) (A) familiar with the business and affairs of the Company and (B) knowledgeable and experienced in financial and business matters to the extent that such Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares, and (iii) acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing the same.

          b. Subject to compliance with applicable federal and state securities laws and the immediately following sentence, and if such intended transferee is not an affiliate of the Holder and the intended transferee provides a duly executed written confirmation that the representations and warranties in Section 3(a) of this Warrant are true and correct as to such intended transferee, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Shares unless and until it shall first have given notice to the Company describing such sale or transfer and, if requested by the Company in writing, furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable subject to the transfer restrictions provided for herein, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and, notwithstanding any other provision of this Warrant to the contrary, shall be the Holder as referred to in this Warrant.

          The proper transfer of this Warrant shall be recorded in the registry referred to in Section 8(c) upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

          c. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

          In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

     4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and shall at all times have a sufficient number of authorized shares so as to permit the issuance of the shares of Common Stock upon exercise of this Warrant. The Company further agrees that all Warrant Shares represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.

     5. Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

     6. Delivery of Stock Certificate Upon Exercise. Promptly after the exercise of this Warrant and payment of the Warrant Price (which payment shall be deemed to have occurred when the funds are immediately available to the Company), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Common Stock of the Company to which such Holder shall be entitled upon exercise (and in the case of partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the Expiration Date set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date the duly executed exercise form pursuant to this Warrant, together with the full payment of the Warrant Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

     7. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

          a. Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          b. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted in accordance with Section 7(d)(i).

          c. Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the Warrant Price shall be adjusted in accordance with Section 7(d)(ii).

          d. Anti-Dilution.

               (i) If, at any time during the one-year period commencing on the date of issuance of this Warrant, (A) the Company shall make a New Issuance for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such New Issuance (a “Dilutive Issuance”) or (B) the total consideration paid (including exercise price of any option, right or warrant to subscribe for any class of shares of the Company or the conversion price of any security convertible into or exchangeable for any class of shares of the Company) (other than an option, right or warrant that is an Excluded Security) is when issued or is later adjusted downward to a price that is less than the exercise price in effect immediately prior to such downward adjustment (such lower consideration price or adjusted exercise price or conversion price, the “New Issuance Price”), then immediately after such Dilutive Issuance or downward adjustment of such exercise price or conversion price, the Warrant Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Warrant, if a part or all of the consideration received by the Company in connection with a New Issuance consists of property other than cash, such consideration shall be deemed to have a fair market value as defined in Section 2(a) above.

               (ii) If, at any time after the one-year period commencing on the date of issuance of this Warrant, the Company makes a Dilutive Issuance, then, upon such issuance, the Warrant Price shall be reduced to equal the amount computed using the following formula:

A * [(C + D)/B]

where:

A	=	the Warrant Price in effect immediately prior to the Dilutive Issuance;
B	=	the number of shares of Common Stock outstanding immediately after the New Issuance (calculated on a Fully-Diluted Basis);
C	=	the number of shares of Common Stock outstanding immediately prior to the New Issuance (calculated on a Fully-Diluted Basis); and
D	=	the number of shares of Common Stock that would be issuable for the total consideration to be received for the New Issuance if the purchaser paid the Warrant Price in effect immediately prior to the New Issuance.

               (iii) Upon each adjustment in the Warrant Price pursuant to this Section 7, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

          e. Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 7 shall exclude any shares then directly or indirectly held in the treasury of the Company.

          f. No Impairment. The Company will not, in any way whatsoever, including by amendment of the Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all of the provisions hereof and in the taking of all such actions and making of all such adjustments as may be necessary or appropriate in order to protect the rights and economic interests of the Holder against impairment.

     8. Notice To Holders.

          a. Notice of Record Date. In case:

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction.

          b. Notice of Adjustment. Whenever any adjustment shall be made pursuant to Section 7 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

          c. Warrant Register. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Holder may change such address by giving written notice of the change to the Company.

     9. Registration Rights. The Warrant Shares shall be deemed to be Registerable Shares under that certain Registration Rights Agreement, dated as of June 29, 2010, as such may be amended from time to time.

     10. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

     11. Warrant Holder not a Stockholder. The Holder of this Warrant, in its capacity as a warrant holder, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

     12. Information Rights. During the term of this Warrant and to the extent it remains the Holder of this Warrant, Hercules Technology II, L.P. shall be entitled to the information rights contained in Section 8.1 of that certain Loan and Security Agreement dated as of June 29, 2010 by and among the Company, as Borrower, certain of its subsidiaries, as Guarantors, and Hercules Technology II, L.P. as lender (the “Loan Agreement”), and Section 8.1 of the Loan Agreement is hereby incorporated into this Warrant by reference as though fully set forth herein, provided that (A) the Company shall not be required to deliver a Compliance Certificate (as defined in the Loan Agreement) once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Hercules Technology II, L.P. has been repaid, and (B) for as long as the Holder is the lender under the Loan Agreement, the Company shall not be required to make more than one delivery of each item of information pursuant to Section 8.1 of the Loan Agreement.

     13. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

     14. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     15. Jurisdiction and Venue. The Company and the Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New Castle County, Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware located in New Castle County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in the manner set forth in Section 13 of this Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of this ____ day of June, 2010.

UNIFY CORPORATION

By:
Name:
Title:

Signature Page to Warrant to Purchase Common Stock

Schedules and Exhibits Omitted